UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2023

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4445 Eastgate Mall, Suite 200,

San Diego, CA 92121

(Address of principal executive offices, including Zip Code)

(650) 378-8100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Chief Executive Officer

On December 8, 2023, following the approval of the compensation committee of the board of directors of Sonim Technologies, Inc. (the “Company”), the Company and Peter Liu, the Company’s Chief Executive Officer, entered an amended and restated letter agreement (the “CEO Employment Agreement”). The terms of Mr. Liu’s employment were amended as follows:

(i)	a severance clause in the event of a change in control (the “Change in Control Severance”) was added; and

(ii)	Mr. Liu’s eligibility for both discretionary and performance-based bonuses (the “Bonus Eligibility”), payable in cash or in securities of the Company issuable under the Sonim Technologies, Inc. 2019 Equity Incentive Plan (the “Plan”) was clarified in the text of the CEO Employment Agreement.

The Change in Control Severance means that if the Company terminates the CEO Employment Agreement without Cause (as defined in the CEO Employment Agreement) within the six-month anniversary of a Change in Control (as defined in the Plan), then, Mr. Liu, subject to the execution of a general release of claims and otherwise compliance with the restrictive covenants set forth in the CEO Employment Agreement and the ancillary documents thereto, will be entitled to receive a sum equivalent to six (6) months of his base salary in effect as of the termination date of the CEO Employment Agreement.

Employment Agreement with Chief Financial Officer

On December 8, 2023, following the approval of the compensation committee of the board of directors of the Company, the Company and Clay Crolius, the Company’s Chief Financial Officer, entered an amended and restated letter agreement (the “CFO Employment Agreement”). The terms of Mr. Crolius’s employment were amended as follows:

(i)	retroactively, as of November 1, 2023, Mr. Crolius’s base salary was increased from $275,000 to $320,000;

(ii)	the Change in Control Severance was added, with the terms identical to those in the CEO Employment Agreement; and

(iii)	Mr. Crolius’s Bonus Eligibility was clarified in a manner identical to the CEO Employment Agreement.

The foregoing descriptions of the CEO Employment Agreement and the CFO Employment Agreement are qualified in their entirety by reference to the full text of the CEO Employment Agreement and the CFO Employment Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1†	Amended and restated letter agreement, dated as of December 8, 2023, by and between Sonim Technologies, Inc. and Hao (Peter) Liu

10.2†	Amended and restated letter agreement, dated as of December 8, 2023, by and between Sonim Technologies, Inc. and Clay Crolius

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

†	Certain schedules, exhibits, and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIM TECHNOLOGIES, INC.

Date: December 11, 2023	By:	/s/ Clay Crolius
	Name:	Clay Crolius
	Title:	Chief Financial Officer

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